Exhibit 5


                       [Letterhead of Robinson & Cole LLP]



                                                  LAW OFFICES

                                                  Financial Centre
                                                  695 East Main Street
                                                  P.O. Box 10305
                                                  Stamford, CT  06904-2305
                                                  203-462-7500
                                                  Fax 203-462-7599


                                       July 25, 2000


Arguss Communications, Inc.
One Church Street
Rockville, Maryland  20850

Dear Sirs:

     This opinion is being given in connection with the Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission by Arguss Communications, Inc. (the "Company") on the date hereof for the purpose of registering under the Securities Act of 1933, as amended, 2,600,000 shares of Common Stock, par value $.01 per share (the "Common Stock"), to be issued by the Company under the Arguss Communications, Inc. 1991 Stock Option Plan, as amended (the "Plan"). In connection with this opinion, we have examined such corporate records, certificates and other documents and such questions of law as we have considered necessary or appropriate for the purpose of this opinion.

     Upon the basis of such examination, we advise you that, in our opinion, the Common Stock has been legally authorized for issuance under the Plan and when sold upon valid exercise of the options granted under the Plan will be validly issued, fully paid and nonassessable shares of Common Stock of the Company.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

                                       Very truly yours,

                                       Robinson & Cole LLP

                                       By: /s/ Richard A. Krantz
                                          ------------------------------
                                           Richard A. Krantz, a partner